UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement
     On June 17, 2007, Bally Total Fitness Holding Corporation (the “Company”) and various subsidiaries entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”), pursuant to which the holders of a majority of its 10-1/2% Senior Notes due 2011 and more than 80% of its 9-7/8% Senior Subordinated Notes due 2007 agreed, following receipt of a disclosure statement, to vote in favor of a plan of reorganization of the Company on the terms and conditions set forth in the Summary Terms and Conditions of Proposed Restructure attached to the Restructuring Agreement as Exhibit B. A form of the Restructuring Support Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01 Other Events
     On June 18, 2007, the Company issued a press release (the “Press Release”) announcing the Restructuring Support Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Form of Restructuring Support Agreement (including Summary Terms and Conditions of Proposed Restructure).
99.1	Press Release dated June 18, 2007.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: June 18, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel